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                                                                    Exhibit 99.5

                           PROXY FOR PREFERRED STOCK

                      SUNSHINE MINING AND REFINING COMPANY
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned hereby appoints John S. Simko, William W. Davis and Robert H. Peterson, or any of them, with full power of substitution, as Proxies and hereby authorizes them to represent and to vote as designated on the reverse side of this proxy all of the shares of $11.94 (Stated Value) Cumulative Redeemable Preferred Stock of Sunshine Mining and Refining Company (the "Company") held of record by the undersigned on __________________, 1996, at the Special Meeting of Stockholders to be held on ___________, 1996 or any adjournment(s) thereof.

The Proposal to authorize is:

1. Approval to merge the Company with and into Sunshine Merger Company, a wholly owned subsidiary of the Company, with Sunshine Merger Company being the surviving entity.

You may vote on the Proposal described above by marking one of the following boxes:

             [ ]  For          [ ]  Against         [ ]  Abstain

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS CARD, THE PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.


                           (Please See Reverse Side)



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Herman Group, Inc., 13760 Noel Road, Suite 320, Dallas, Texas 75240. If you have any questions, please call (800) 747-2967. Facsimile copies of the front and reverse sides of this Proxy, properly completed and duly executed, will be accepted at (214) 991-4422 or
(214) 991-4432.

                                               Dated:                     , 1996
                                                     ---------------------


                                               ---------------------------------
                                                          Signature


                                               ---------------------------------
                                                   Signature (if held jointly)


                                               ---------------------------------
                                                            Title

                                               Please sign exactly as name
                                               appears hereon.  When interests
                                               are held by joint tenants, both
                                               should sign.  When signing as an
                                               attorney, as executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.  If a corporation,
                                               please sign in name by President
                                               or other authorized officer.  If
                                               a partnership, please sign in
                                               partnership name by authorized
                                               person.